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                                                                      EXHIBIT 21





                      Subsidiaries of Hancock Fabrics, Inc.


                                                             Names Under Which
                                   State of                  Subsidiary
       Name                        Incorporation             Does Business
       ----                        -------------             -----------------
Minnesota Fabrics, Inc.            Minnesota                 Minnesota Fabrics

HF Enterprises, Inc.               Delaware                  HF Enterprises

HF Resources, Inc.                 Delaware                  HF Resources

HF Merchandising, Inc.             Delaware                  HF Merchandising